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                                EXHIBIT NO. 11.1

             STATEMENT RE: COMPUTATION OF DILUTED EARNINGS PER SHARE

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     EXHIBIT (11)----STATEMENT RE: COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assumes the exercise of stock purchase warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period and only include those warrants and options whose average share price during the period exceeds its related exercise price. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.



DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 1998
Actual net income (A)                                                          $  1,943,673
                                                                               ============

Assumed exercise of stock options and warrants                                      323,850
Application of assumed proceeds ($1,682,557) toward
  repurchase of outstanding common stock at an average
  market price of $10.063                                                          (167,202)
                                                                               ------------
Net additional shares issuable                                                      156,648
                                                                               ============

Adjustment of shares outstanding:
  Weighted average common shares outstanding                                      8,286,035
  Net additional shares issuable                                                    156,648
                                                                               ------------
  Adjusted shares outstanding (B)                                                 8,442,683
                                                                               ============

Net income per common share (A) divided by (B)                                       $ 0.23
                                                                               ============


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 1997

Actual net income (A)                                                          $  1,284,245
                                                                               ============

Assumed exercise of stock options and warrants                                      451,358
Application of assumed proceeds ($1,915,100) toward
  repurchase of outstanding common stock at an average
  market price of $5.833                                                           (328,322)
                                                                               ------------
Net additional shares issuable                                                      123,036
                                                                               ============

Adjustment of shares outstanding:
  Weighted average common shares outstanding                                      8,126,466
  Net additional shares issuable                                                    123,036
                                                                               ------------
  Adjusted shares outstanding (B)                                                 8,249,502
                                                                               ============

Net income per common share (A) divided by (B)                                 $       0.16
                                                                               ============

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